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                        [letterhead of Bryan Cave LLP]

                              December 11, 1997


Board of Directors
Conning Corporation
700 Market Street
St. Louis, MO  63101



To the Board of Directors of Conning Corporation:

      We have acted as special counsel for Conning Corporation, a Missouri corporation (the "Company"), in connection with various legal matters relating to the filing of a Registration Statement on Form S-1, No. 333-35993 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), covering the offering and sale of up to 2,875,000 shares (including 375,000 shares subject to the Underwriters' over-allotment option) of the Company's Common Stock, par value $.01 per share (the "Shares").

      In connection therewith, we have examined and relied without investigation as to matters of fact upon the Registration Statement, certificates of public officials, statements and certificates of officers of the Company, and originals or copies certified to our satisfaction of the Restated Articles of Incorporation and Bylaws of the Company, as amended, proceedings of the Board of Directors of the Company and such other corporate records, documents, certificates and instruments as we have deemed necessary or appropriate in order to enable us to render the opinion expressed below.

      In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostatted copies. We have also assumed the due authorization, execution and delivery of all documents.

      Based on the foregoing and in reliance thereon, we are of the opinion that the Shares of the Company, if sold in accordance with the terms set forth in the Registration Statement, will be legally issued, fully paid and non-assessable.

      This opinion is not rendered with respect to any laws other than The General and Business Corporation Law of Missouri.

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The Board of Directors
  of Conning Corporation
December 11, 1997
Page 2

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus filed as a part thereof. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Shares. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

                                    Very truly yours,

                                    /s/ Bryan Cave LLP

                                    BRYAN CAVE LLP